Exhibit 10.19

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (the “Agreement”) is made as of this 30th day of July, 2004, by and between Anthony Craig (“Craig”) and Arbinet-thexchange, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, Craig issued a promissory note in favor of the Company in the aggregate principal amount of $750,000 dated March 6, 2001 (the “Promissory Note”); and

WHEREAS, Craig amended the Promissory Note on February 6, 2003 (the “Amended Promissory Note”), and

WHEREAS, Craig and the Company desire that all amounts due to the Company from Craig under the Amended Promissory Note be paid in full; and

WHEREAS, pursuant to the terms and provisions of this Agreement, Craig desires to transfer that number of shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), equal to the outstanding principal and accrued interest due and payable under the Amended Promissory Note as of the date hereof, such amount equal to $884,767.12 (the “Loan Amount”) divided by $1.16 (and rounded up to the nearest whole share) (i.e., 762,730 shares (the “Shares”) in full payment of the Loan Amount.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.      Repayment of the Amended Promissory Note.

(a)     Surrender of Shares. Subject to the terms and conditions hereof, the Company hereby agrees to accept the Shares from Craig and Craig hereby agrees to deliver the Shares to the Company, in full satisfaction of the Loan Amount.

(b)     Closing. The delivery of the Shares and the other transactions contemplated by this Agreement shall take place simultaneously with the execution and delivery of this Agreement at the Company’s offices at 120 Albany Street, Tower II, Suite 450, New Brunswick, NJ 08901 at 10:00 a.m. local time on July 30, 2004 (the “Closing”), or, if otherwise agreed to by the Company and Craig, such other date, time and place as the parties shall mutually agree.

(c)     Transactions at Closing. At the Closing, the following actions shall occur, which actions shall be deemed to take place simultaneously and no action shall be deemed to have been completed or any document delivered until all such actions have been completed and all required documents delivered:

(i)      Craig shall deliver to the Company valid stock certificates evidencing Craig’s ownership of the Shares, such certificates to be held in escrow pursuant to Section 2 below.

(ii)      Craig shall deliver duly executed stock powers executed in favor of the Company.

(iii)     The Company shall cancel the Promissory.

(d)       Representations and Warranties of Craig. Craig hereby represents and warrants to the Company as follows:

(i)      Enforceability. This Agreement and any and all agreements and documents to be executed by Craig pursuant to this Agreement and the transactions contemplated hereby, when executed and delivered by Craig, will constitute the valid, binding and enforceable obligation of Craig.

(ii)     Authorization; No Contravention. The execution, delivery and performance of the obligations of Craig hereunder (A) do not violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any material contractual obligation of Craig or any requirement of law applicable to Craig, and (B) do not violate any orders of any governmental authority against, or binding upon, Craig.

(iii)     Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any governmental authority or any other person, and no lapse of a waiting period under any requirement of law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the delivery of the Shares) by, or enforcement against, Craig in this Agreement and each of the other documents to which Craig is a party or the transactions contemplated hereby and thereby.

(iv)     Ownership of Shares. Craig is the lawful record owner of the Shares, and of all rights thereto, free and clear of all liens, claims, charges, encumbrances, restrictions, rights, options to purchase, proxies, voting trust and other voting agreements, calls or commitments of every kind.

(v)     Acknowledgements.

Craig is fully aware of the Company’s business, operations and financial condition and has received or has had full access to all of the information, including the Company’s financial statements, he considers necessary or appropriate to make an informed decision with respect to the delivery of the Shares in satisfaction of the Loan Amount.

Craig has had the opportunity to ask questions of and receive answers from the Company and its executive officers and financial and legal advisors concerning the Company and he has been furnished with all documents and other information about the Company which he has requested. Craig believes that he has been fully apprised of all facts and circumstances necessary to permit him to make an informed decision relating to the delivery of the Shares in satisfaction of the Loan Amount, that he has sufficient knowledge and experience in business and financial matters, is capable of evaluating the merits and risks of the transactions contemplated hereby and has the capacity to protect his own interest in connection with the transactions contemplated hereby.

Craig acknowledges and agrees that the Company may experience significant future growth as a result of, among other things, an initial public offering of its capital stock, a merger, consolidation or acquisition of the Company into, with or by another entity, a sale of the Company’s assets or a strategic alliance or other business arrangement. Craig further acknowledges that, as a result of such transactions or otherwise, there may be an increase in the value of the Company’s capital stock after the date of this Agreement for which, other than as set forth in Section 3 hereof, Craig agrees he shall not be entitled to any such benefit.

(e)       Representations and Warranties of the Company. The Company hereby represents and warrants to Craig as follows:

(i)     Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and all other agreements which are ancillary hereto and to consummate the transactions contemplated hereby and thereby.

(ii)     Authorization; Approvals. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of all of the Company’s obligations under this Agreement has been taken prior to the Closing. This Agreement, when executed and delivered by or on behalf of the Company, shall constitute the valid and legally binding obligation of the Company, legally enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity). No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on behalf of the Company is required that has not been, or will not have been, obtained by the Company prior to the Closing in connection with the valid execution, delivery and performance of this Agreement.

2.      Escrow. At the Closing, the Company shall place the Shares in escrow, which Shares shall be held in escrow in accordance with the terms and provisions hereof and in accordance with the following instructions:

(a)     Appointment. Craig irrevocably authorizes the Company to deposit with the Secretary of the Company any certificates evidencing the Shares to be held by the Secretary of the Company and any additions and substitutions to the Shares. Craig does hereby irrevocably constitute and appoint the Secretary of the Company as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated.

(b)     No Rights as a Stockholder. Craig will not be deemed to be a stockholder of the Company with respect to the Shares for any purpose, nor will anything contained herein be construed to confer upon Craig, as such, any of the rights of a stockholder of the Company with respect to the Shares while the Shares are held in escrow.

(c)     Escrow Period. The Shares shall be held in escrow from the date hereof until such time as (i) some or all of the Shares are distributed to Craig, or (ii) the Shares are retained by the Company, each in accordance with Section 3 below.

3.      Adjustment.

(a)     If the Company consummates a firm commitment underwritten public offering of its Common Stock (an “IPO”) by April 15, 2005 at a per share price greater than $1.16 (as such price may be adjusted in the event of any stock dividend, stock distribution, subdivision, combination, consolidation or similar event), the Company shall return to Craig that number of Shares (the “Adjusted Shares”) calculated by subtracting from the Shares held in escrow an amount equal to a fraction, the numerator of which shall equal the Loan Amount and the denominator of which shall equal the per share price of the Company’s Common Stock sold in the IPO. The Secretary of the Company shall deliver the Adjusted Shares to Craig within ten (10) business days of the closing of the IPO and the Company shall retain those Shares remaining in escrow. In the event that the Company consummates an IPO at a per share price less than or equal to $1.16 (as such price may be adjusted in the event of any stock dividend, stock distribution, subdivision, combination, consolidation or similar event), there shall be no adjustment to the Shares pursuant to this Section 3(a) and the Secretary of the Company shall retain and cancel the Shares.

(b)     In the event that the Company fails to consummate an IPO by April 15, 2005, (i) Craig shall request return of the Shares in writing (the “Share Request”) and repay the Loan Amount in cash on or before April 20, 2005 (the “Settlement Date”), or (ii) if Craig fails to deliver the Share Request prior to the Settlement Date, the Company shall retain the Shares.

4.      Release. In consideration for and subject to performance of the obligations contained in this Agreement, Craig hereby agrees and covenants not to sue or to bring, or assign to any third person, any claims or causes of action, known or unknown, accrued or unaccrued, asserted or unasserted, from the beginning of time to the date hereof, and releases and waives any claims or causes of action that Craig may have against the Company, its agents, officers, employees, stockholders, directors, successors and assigns (the “Company Releasees”), including, but not limited to, any and all claims or causes of action relating to the repayment of the Loan Amount. Craig represents and warrants that he has not filed, nor has he assigned to any third person, any complaints, charges or claims for relief against the Company Releasees with any local, state or federal court or administrative agency.

5.      Miscellaneous.

(a)     Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement.

(b)     Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

(c)     Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of New Jersey, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in a competent court in the State of New Jersey, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

(d)     Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned without the prior consent in writing of each party to this Agreement.

(e)     Entire Agreement. This Agreement, which contains the entire understanding of the parties hereto, shall be binding on the parties hereto, their parents, subsidiaries, affiliates, heirs, executors, administrators and assigns. It is the only agreement between the parties with respect to the subject matter hereof and shall not be modified or varied by oral understandings. Any term of this Agreement may be amended and the observance of any term hereof may be waived only with the written consent of the Company.

(f)     Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to Craig:	4041 Arrowood Ct.
Bonita Springs, Florida 34134

if to the Company:	Arbinet-thexchange, Inc.
120 Albany Street, Tower II, Suite 450
New Brunswick, New Jersey 08901
Facsimile: (732) 509-9101
Attn: General Counsel

with a copy to:

David J. Sorin, Esq.
Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, NJ 08540
Facsimile: (609) 919-6639

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this section shall be effective (a) if mailed, five (5) business days after mailing, (b) if sent by messenger, one (1) business day after delivery, and (c) if sent via telecopier, one (1) business day after transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the second business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

(g)     Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

(h)     Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

(i)     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

(j)     Legal Review. All parties to this Agreement have had an opportunity to review this Agreement and to obtain independent legal counsel to review this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Settlement and Release Agreement as of the date first above written.

ARBINET-THEXCHANGE, INC.

By:	/s/ J. Curt Hockemeier

	Name:	J. Curt Hockemeier
	Title:	President and C.E.O.

/s/ Anthony Craig

Anthony Craig